As filed with the Securities and Exchange Commission on August 20, 1997

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                       FOR
                           DIVIDEND REINVESTMENT PLAN
                              (FULL TITLE OF PLAN)

                        AMERICAN NATIONAL BANKSHARES INC.
             (Exact name of registrant as specified in its charter)

                             -----------------------

            VIRGINIA                                            52-1284688
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)
                                  P.O. Box 191
                                 628 Main Street
                         Danville, Virginia, 24543-0191
                                 (804) 792-5111
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                         ------------------------------

                             Charles H. Majors, Esq.
                      President and Chief Executive Officer
                        American National Bankshares Inc.
                                  P.O. Box 191
                                 628 Main Street
                          Danville, Virginia 24543-0191
                                 (804) 792-5111
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                             Kenneth J. Alcott, Esq.
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                 (804) 788-8200

                  Approximate date of commencement of proposed
                sale to the public: As soon as possible after the
                 effective date of this Registration Statement.
                             -----------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] _____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] _____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                        Proposed Maximum       Proposed Maximum
        Title of Each Class of                   Aggregate Amount      Offering Price Per     Aggregate Offering       Amount of
    Securities to be Registered(1)             to be Registered(1)          Share(2)               Price(2)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $1.00 par value              200,000                 $28.00               $5,600,000             $1,697
====================================================================================================================================

(1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) Estimated solely for the purpose of computing the registration fee. This amount was calculated in accordance with Rule 457 and based on the average of the high and low sale prices of the Common Stock as reported on the OTC Bulletin Board on August 18, 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS


                        AMERICAN NATIONAL BANKSHARES INC.
                                 628 Main Street
                               Post Office Box 191
                          Danville, Virginia 24543-0191
                                 (804) 792-5111


                           DIVIDEND REINVESTMENT PLAN


This Prospectus relates to 200,000 shares of the $1.00 par value common stock (the "Common Stock") of American National Bankshares Inc. (the "Company") to be issued under the Company's Dividend Reinvestment Plan (the "Plan"), which was adopted by the Board of Directors of the Company on August 19, 1997. The Plan provides shareholders of the Company with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of Common Stock at a cost which may represent a savings over that available in normal market purchases.

                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------



                         The date of this Prospectus is
                                 August 20, 1997

                                    ---------

                       (INSIDE FRONT COVER OF PROSPECTUS)


                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's public reference facilities in the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and the Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains an internet web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants like the Company that file electronically with the Commission.

The Company has filed with the Commission in Washington, D.C., a registration statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement including the exhibits filed or incorporated as a part hereof.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST OF ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, A COPY OF ANY AND ALL INFORMATION WHICH HAS BEEN INCORPORATED BY REFERENCE HEREIN. SUCH REQUESTS SHOULD BE DIRECTED TO AMERICAN NATIONAL BANKSHARES INC., 628 MAIN STREET, P.O. BOX 191, DANVILLE, VIRGINIA 24543-0191, ATTENTION: PRESIDENT AND CHIEF EXECUTIVE OFFICER, TELEPHONE NUMBER (804) 792-5111.

                     [Rest of Page Intentionally Left Blank]

              (OUTSIDE BACK COVER OF PROSPECTUS)

                       TABLE OF CONTENTS
                                                                            Page

AVAILABLE INFORMATION.......................................................  2

DESCRIPTION OF THE COMPANY DIVIDEND REINVESTMENT PLAN.......................  1
         Purpose............................................................  1
         Advantages.........................................................  1
         Administration  ...................................................  1
         Participation  ....................................................  1
         Voluntary Cash Contributions  .....................................  2
         Purchases  ........................................................  2
         Dividends  ........................................................  3
         Costs  ............................................................  3
         Reports to Participants  ..........................................  3
         Certificates for Shares  ..........................................  4
         Voting Rights......................................................  4
         Stock Dividends; Stock Splits; Rights Offerings  ..................  4
         Withdrawal from Plan  .............................................  4
         Amendment and Termination of Plan  ................................  5
         Federal Income Tax Consequences....................................  5
         Inquiries Concerning the Plan  ....................................  6
         Interpretation of the Plan  .......................................  6
         Responsibility of the Company and the Plan Agent  .................  7

USE OF PROCEEDS.............................................................  7

MATERIAL CHANGES............................................................  7

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK..................................  7

INDEMNIFICATION.............................................................  8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  8

LEGAL MATTERS...............................................................  8

EXPERTS.....................................................................  9

NO  PERSON  HAS  BEEN  AUTHORIZED  TO  GIVE  ANY  INFORMATION  OR  TO  MAKE  ANY
REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS FURNISHED OR THE DATE HEREOF.

                           DESCRIPTION OF THE COMPANY
                           DIVIDEND REINVESTMENT PLAN

The following is a question and answer statement explaining the provisions of the Plan. A copy of the Plan may be obtained from: American National Bankshares Inc. (the "Company"), 628 Main Street, P.O. Box 191, Danville, Virginia 24543-0191, Attention: President and Chief Executive Officer. In the event of any conflict between the answers to these questions and the Plan, the more detailed provisions of the Plan will control.

Purpose

1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide the shareholders of the Company with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of the $1.00 par value common stock of the Company (the "Common Stock") at a cost representing a savings over that available in normal market purchases.

Advantages

2.       What are the advantages of the Plan?

         The Plan is advantageous to the shareholders by permitting them to acquire additional shares of the Common Stock automatically at no or reduced brokerage commission costs. In addition, shareholders electing to participate in the Plan ("Participants") may increase the amount of their investment by making voluntary cash contributions in amounts not less than $200 nor more than $3,500 during any single dividend period. Under the Plan, recordkeeping is simplified by the issuance, after each investment, of a detailed statement of each Participant's account, including the cost basis of the whole and fractional shares purchased.

Administration

3.       Who administers the Plan?

         The Plan is administered by the Company (the "Plan Agent"). Purchase of the Common Stock pursuant to the Plan may be delegated to an independent purchasing agent (the "Purchasing Agent").

Participation

4.       Who is eligible to participate in the Plan?

         All holders of record of the Common Stock are eligible to participate in the Plan. A beneficial owner of Common Stock whose shares are registered in a name other than his own must become a shareholder of record by having all or a part of such shares transferred into his own name, or arrange for the holder of record of such shares to enroll in the Plan, in order to participate in the Plan.

5.       How does an eligible shareholder enroll in the Plan?

         Any eligible shareholder may enroll in the Plan by completing and signing the Participant Card accompanying this Prospectus and returning it to the Plan Agent.

         Additional Participant Cards may be obtained at any time by written or oral request to the Plan Agent.

6.       When may an eligible shareholder enroll in the Plan?

         An eligible shareholder may enroll in the Plan at any time. If the shareholder's Participant Card requesting reinvestment of dividends is received by the Plan Agent on or before the record date established for a particular dividend (the "Record Date"), reinvestment will commence with that dividend. If a Participant Card is received from a shareholder after the Record Date established for a particular dividend, the reinvestment of dividends will begin with the dividend following the next Record Date, if the shareholder is still a holder of record.

7. May a shareholder enroll as to some, but not all, shares held of record by him?

         Yes, a shareholder may enroll in the Plan as to some, but not all, shares of Common Stock owned of record by that shareholder.

Voluntary Cash Contributions

8.       How may voluntary cash contributions to the Plan be made?

         Each Participant may make optional cash contributions to the Plan of not less than $200 and not more than $3,500 during any single dividend period. The same amount need not be invested in each period. Participants are under no obligation to make any voluntary cash contributions. A voluntary cash payment may be made by forwarding a check or money order, payable to the Plan Agent, with a completed Participant Card when enrolling, or thereafter, accompanied by the transmittal form for mailing voluntary cash contributions that will be included with each statement of account furnished to Participants pursuant to the Plan. Employees of the Company and American National Bank and Trust Company (the "Bank") may make voluntary cash contributions by completing a Payroll Deduction Authorization Form and returning it to the Plan Agent.

9.       How will voluntary cash contributions be used?

         The Plan Agent will apply each voluntary cash contribution received from a Participant before a Record Date to the purchase of Common Stock for the account of that Participant on the next date that a dividend is actually paid by the Company (the "Investment Date"). A voluntary cash contribution will not be deemed to have been made by a Participant or received by the Plan Agent until the funds so contributed are actually collected. Interest will not be paid on voluntary cash contributions. For this reason, it is to the Participant's benefit to mail payments so that they are received by the Plan Agent immediately prior to the next Record Date.

10.      May voluntary cash contributions be returned to a Participant?

         Yes. Voluntary cash contributions will be returned to a Participant upon written request to the Plan Agent, provided that the request is received not later than 48 hours prior to the next scheduled Record Date.

Purchases

11.      What is the source of the Common Stock purchased under the Plan?

         The Purchasing Agent will purchase Common Stock on the open market. The Plan Agent will not exercise any direct or indirect control over the prices or timing of purchases made by the Purchasing Agent.

12.      How will the price of shares purchased under the Plan be determined?

         The price of shares purchased on the open market will be the average cost (excluding brokerage commissions) to the Purchasing Agent of such purchases.

13. How many shares will be purchased by the Purchasing Agent for the Participants in the Plan?

         The number of shares to be purchased for a Participant by the Purchasing Agent will depend on the amount of the Participant's dividend and voluntary cash payment, if any, and the price of the shares. Each Participant's account will be credited with the number of whole and fractional shares equal to the amount to be invested divided by the applicable purchase price. Fractional shares shall be calculated to four (4) decimal places.

14.      When will shares be purchased?

         Shares of Common Stock may be purchased at any time but generally not later than 30 days after the Investment Date. Temporary suspension of purchases may occur at any time when, in the judgment of the Plan Agent, the purchase of shares would violate any governmental, judicial, securities exchange or National Association of Securities Dealers, Inc. order. Dividend and voting rights will commence upon settlement of the purchase. For the purposes of making purchases, the Purchasing Agent will commingle each Participant's funds with those of all other Participants.

Dividends

15.      How will dividends be paid on shares held by the Plan Agent?

         As record holder of the shares held in Participants' accounts under the Plan, the Plan Agent will receive dividends on all such shares held on each Record Date, will credit such dividends to Participants' accounts on the basis of whole or fractional shares held in each account and will automatically reinvest these dividends in shares of Common Stock.

Costs

16.      What are the costs to a Participant in the Plan?

         Participants will be charged the actual cost (excluding brokerage commissions, which shall be paid by the Company) of all Common Stock purchased in the open market. All costs of administration of the Plan will be borne by the Company; however, a reasonable service charge may be assessed at the time of a Participant's withdrawal from the Plan or at any time any share certificate is requested by a Participant.

Reports to Participants

17.      What kind of reports will be sent to Participants in the Plan?

         As soon as practicable after completion of each investment on behalf of a Participant, the Plan Agent will mail to such Participant a statement showing (i) the amount of the dividend and voluntary cash contribution, if any, applied toward such investment (ii) the taxes withheld, if any,
         (iii) the net amount invested, (iv) the number of shares purchased, (v) the average cost per share, (vi) the total shares accumulated under the Plan, computed to four (4) decimal places, (vii) the cost basis of whole and fractional shares purchased, and (viii) the date of purchase. Each Participant will receive annually an Internal Revenue Service Form 1099, or any successor form, reporting dividend income received.

Certificates for Shares

18.      Will certificates be issued for shares purchased?

         All shares purchased under the Plan will be registered in the name of the Plan Agent or its nominee, as agent for the Participants. Certificates for Plan shares will not be issued to Participants unless requested in writing. Certificates for any number of whole Plan shares will be issued to a Participant within 15 days of a written request to the Plan Agent signed by the Participant. Any remaining whole or fractional Plan Shares will continue to be held by the Plan Agent as the agent for the Participant. Certificates for fractional shares will not be issued under any circumstances.

Voting Rights

19.      How will shares held by the Plan Agent be voted?

         For each meeting of shareholders, the Plan Agent will forward a proxy to each Participant and will vote all whole Plan Shares in the Participant's account in accordance with the instructions received from the Participant. Fractional shares will not be voted. The Plan Shares of a Participant who does not return a proxy will not be voted.

Stock Dividends; Stock Splits; Rights Offerings

20.      What happens if the Company declares a stock dividend or a stock split?

         Any stock dividends or split shares distributed by the Company on the Plan Shares of a Participant will be added to his account with the Plan Agent as additional Plan Shares. Stock dividends or split shares distributed with respect to shares of Common Stock registered in a Participant's name will be mailed directly to the Participant in the same manner as to shareholders who do not participate in the Plan.

21.      What happens if the Company makes a rights offering?

         In the event of a rights offering by the Company, the Plan Agent will sell rights received with respect to Plan Shares held of record by the Plan Agent as custodian, or in its discretion, may distribute rights to Participants. If the Plan Agent sells all rights received with respect to Plan Shares, the Plan Agent will invest the proceeds of such sales in additional shares of Common Stock, which will be retained by the Plan Agent as custodian and credited proportionately to the accounts of the Participants. Participants who wish to exercise such rights must request the Plan Agent to forward a share certificate to the Participant (See Question 18 above). Such request must be made prior to the Record Date for exercising such rights. Rights on shares of Common Stock registered in the name of a Participant will be mailed directly to the Participant.

Withdrawal from Plan

22.      How and when may a Participant withdraw from the Plan?

         Participation in the Plan may be terminated not less than 15 days prior to an Investment Date by a Participant at any time by giving written notice to the Plan Agent. Within a reasonable time after termination, the Plan Agent will deliver to the Participant (i) a certificate for all whole shares held under the Plan, and (ii) a check representing any uninvested dividends and voluntary cash contributions. A check in lieu of the issuance of any fractional share in the Participant's account, equal to the fractional share held under the Plan multiplied by the fair market value per share of Common Stock, determined pursuant to the Plan, on the date that a Participant withdraws from the Plan, will be mailed to the Participant on the next succeeding Investment Date.

         As an alternative, upon termination of participation in the Plan, a Participant may request in writing that any number of whole shares credited to the Participant's account be sold by the Plan Agent. When a request to sell whole shares for a Participant's account has been received, such shares will be sold by the Plan Agent, and the Participant will receive a check for the proceeds of the sale, less any brokerage fees and commissions, the applicable withdrawal fee and any transfer taxes. Sales may be made on any securities exchange on which the shares are traded or listed for trading, in the over-the-counter market or in negotiated transactions and on such terms as to price, delivery and otherwise as the Plan Agent may, in its sole and absolute discretion, determine. Any such sale shall be made within five business days following the receipt of the Participant's written request to sell such shares, unless sales are curtailed or suspended in accordance with the Plan. See Question 14.

23. If you are an employee of the Company or the Bank, what happens if you terminate your employment?

         Termination of employment does not automatically terminate participation in the Plan. Dividends on shares held in the Plan for an employee who leaves the Company or the Bank will continue to be reinvested until the former employee terminates participation in the Plan. Of course, optional cash payments through payroll deductions will no longer be possible once the employee terminates employment.

Amendment and Termination of Plan

24.      May the Plan be amended or terminated?

         Yes. The Company may amend, supplement, suspend, modify or terminate the Plan at any time without the approval of the Participants. Thirty
         (30) days' notice of any suspension or material amendment shall be sent to all Participants, who shall in all events have the right to withdraw from the Plan.

Federal Income Tax Consequences

25. What are the federal income tax consequences of participating in the Plan?

         The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the Plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the Plan. The following discussion is for your general information only, and you are urged to consult your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and in the disposition of any shares of common stock purchased pursuant to the Plan.

         Reinvested Dividends

         Dividends that are reinvested to acquire shares of Common Stock will be taxable to you (including any fractional share), as if you received the dividends. You also will be treated as receiving an additional dividend equal to the amount of your share of brokerage commissions paid by the Company when dividends are reinvested. For example, if $100 of your dividends are reinvested to purchase shares of Common Stock with a fair market value of $100 in the open market under the Plan, and if the amount of the related brokerage commission is $1, the total amount of the dividend you will be treated as receiving for federal income tax purposes will be $101. (The $1 figure in the preceding example is for purposes of illustration only; it is not a representation or estimate of the amount or percentage of brokerage commissions and other acquisition fees that may be paid under the Plan.)

         The initial tax basis of shares of Common Stock you acquire with reinvested dividends will equal the amount of the dividend you are treated as having received. Consequently, your initial basis in a share acquired with reinvested dividends will be the share's purchase price plus the amount of any brokerage commissions fees allocable to the share. The holding period for shares of Common Stock acquired with reinvested dividends will begin the later of the day after the date the shares are purchase for you, which may be later than the dividend payment date. A whole share resulting from the acquisition of two or more fractional shares on different dates will have a split holding period, with the holding period for each fractional component beginning the day after the purchase date when the fraction was acquired.

         Optional Cash Payments

         The purchase of shares of Common Stock under the Plan with your optional cash payments will result in a dividend to you for federal income tax purposes equal to your share of brokerage commissions paid by the Company. The initial tax basis in shares of Common Stock acquired with an optional cash payment will be the purchase price plus the amount of brokerage commissions allocable to the shares. The holding period for shares acquired with optional cash payments under the Plan will begin the day after the purchase date. A share consisting of fractional shares purchased on different dates will have a split holding period, with the holding period for each fractional component beginning the day after its purchase date.

         Receipt of Share Certificates and Cash

         You will not realize any income when you receive certificates for whole shares credited to your account under the Plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share. Similarly, if the Plan Agent sells your shares pursuant to your request upon termination of your participation in the Plan, you will recognize gain or loss equal to the difference between the amount you realize on the sale and your tax basis in the shares.

Inquiries Concerning the Plan

26.      Who should be contacted with questions concerning the Plan?

         All inquiries concerning the Plan should be directed to:

                           American National Bankshares Inc.
                           P.O. Box 191
                           Danville, VA  24543-0191
                           Attention:  President and Chief Executive Officer

Interpretation of the Plan

27.      Who will interpret the provisions of the Plan?

         Any question of interpretation arising under the Plan will be determined by the Board of Directors of the Company pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, and such determination shall be final and binding on all Participants.

Responsibility of the Company and the Plan Agent

28. What are the responsibilities of the Company and the Plan Agent, if any, with respect to the Plan?

         Neither the Company, the Plan Agent nor its nominees shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

         Neither the Company nor the Plan Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim or liability (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of his or her death, (b) with respect to the prices at which shares are purchased, the times when purchases or sales are made or (c) for any fluctuation in the market value of the Common Stock. The Participants must realize that neither the Company nor the Plan Agent can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

                                 USE OF PROCEEDS

         Since all purchases of Common Stock made pursuant to the Plan will be in open market transactions, no proceeds are expected to flow to the Company as a result of the offering. The principal reason for the Plan is to provide shareholders with a convenient method of investing cash dividends in additional shares of Common Stock.

                                MATERIAL CHANGES

         On April 9, 1997, the Company commenced a self tender offer (the "Offer) pursuant to Rule 13e-4 of the Securities Exchange Act of 1934. Under the terms of the Offer, which was conducted pursuant to a "Dutch Auction" process, the Company offered to purchase from its shareholders up to 250,000 shares of Common Stock at prices not in excess of $27.00 nor less than $25.00 per share. The Offer was concluded on May 8, 1997, with the Company purchasing 229,781 shares of Common Stock, representing approximately 7% of the number of issued and outstanding shares of Common Stock at such time, at $27.00 per share.

                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

The following information with respect to the capital stock of the Company is subject to the detailed provisions of the Company's Articles of Incorporation and bylaws, as currently in effect. These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Company's Articles of Incorporation and bylaws.

The securities offered hereby are shares of the Common Stock, $1.00 par value. As of August 20, 1997, there were 10,000,000 shares authorized, of which 3,051,733 shares were issued and outstanding. The Company's Articles of Incorporation also authorize 2,000,000 shares of preferred stock.

Holders of Common Stock, to the exclusion of any other class of stock, have the sole and full power to vote for the election of directors and all other purposes without limitation, except (i) as otherwise provided in the certificate of serial designation for a particular series of preferred stock and (ii) as otherwise provided by Virginia law. Holders of Common Stock are entitled to one vote per share of Common Stock held. The holders of Common Stock do not have cumulative voting rights nor do they have preemptive rights to subscribe for unissued shares of stock of any class of the Company. Subject to the provisions of articles of serial designation for each series of preferred stock, the holders of Common Stock are entitled to receive dividends if, when and as declared from time to time by the Board of Directors from funds available therefor and to the net assets remaining upon liquidation of the Company.

The Board of Directors has the authority, by resolution, to divide the preferred stock into series and fix the dividend rate (including the time of payment, the dates from which dividends may be cumulative and the extent of participation rights), voting rights, redemption rights, liquidation preferences and conversion rights of any such series. No preferred stock has been issued as of the date of this Prospectus nor does the Board of Directors have plans to issue preferred stock.

                                 INDEMNIFICATION

Directors and officers of the Company may be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them. This indemnification covers all costs and expenses reasonably incurred by an officer or director, except for matters as to which a director or officer is liable because of willful misconduct or a knowing violation of criminal law. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation, under certain circumstances, limit the liability of directors and officers in a shareholder or derivative proceeding.

As permitted by the Virginia Stock Corporation Act, the Company has purchased a directors' and officers' liability insurance policy that will, subject to certain limitations, indemnify the Company and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error or omission committed by directors or officers while acting in their capacities as such.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following reports, which were filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, are incorporated in this Prospectus by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

(c) The Company's Issuer Tender Offer Statement on Schedule 13E-4, dated April 9, 1997, and the amendments thereto on Schedule 13E-4/A, dated April 25, 1997, May 13, 1997 and May 20, 1997.

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the Company's fiscal year covered by the Annual Report referred to in (a) above.

(e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.

The Company will forward without charge to each person to whom this Prospectus is delivered, on written or oral request, a copy of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such document). Requests should be directed to American National Bankshares Inc., P.O. Box 191, Danville, VA 24543-0191, Attention: President and Chief Executive Officer, telephone number
(804) 792-5111.

                                  LEGAL MATTERS

The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219.

                                     EXPERTS

The consolidated financial statements of the Company incorporated in this Prospectus and Registration Statement by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                     [Rest of Page Intentionally Left Blank]

                        American National Bankshares Inc.
                           Dividend Reinvestment Plan
                                Participant Card
                           --------------------------

TO AMERICAN NATIONAL BANKSHARES INC. ("Plan Agent")

I hereby appoint you as my Plan Agent, subject to the terms and conditions of the Dividend Reinvestment Plan of American National Bankshares Inc. (the "Company"), as set forth in the accompanying Prospectus, and authorize you, to the extent indicated, to apply all cash dividends payable to me on the common stock of the Company, $1.00 par value (the "Common Stock"), and all my voluntary cash contributions, to purchase whole shares and fractional shares of Common Stock.

This appointment relates only to the shares of Common Stock held by me of record in the account listed below and all whole shares and fractional shares acquired under the Plan. I understand that I may terminate my participation in the Plan at any time by notifying you in writing. If the undersigned is a nominee participating in the Plan on behalf of underlying beneficial owners, the undersigned agrees to participate on behalf of such beneficial owners in compliance with all relevant provisions of the Plan.

I wish to participate in the American National Bankshares Dividend Reinvestment Plan on the following basis (select one):

         [ ] FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all shares of Common Stock now or hereafter registered in my name or held by me in the Plan by the Plan Agent. I may also make voluntary cash contributions.

         [ ] PARTIAL DIVIDEND REINVESTMENT. I want to reinvest dividends on only
______ shares of Common Stock registered in my name. I understand that dividends on all shares of Common Stock held for me in the Plan by the Plan Agent will be reinvested. I may also make voluntary cash contributions.

My initial voluntary cash contribution is enclosed:

$___________   (minimum  $200,  maximum  $3,500  per  any  dividend  period  per
Participant or beneficial owner on whose behalf a Participant acts). Check or money order should be made payable to "American National Bankshares Inc."

Please Print or Type:

______________________  SOCIAL SECURITY NUMBER OR TAXPAYER ID NUMBER

______________________________________________ NAME OF PARTICIPANT(S)
                                               (AS IT APPEARS ON YOUR
                                               DIVIDEND CHECK)

--------------------------      ---------------------------------------------
      STREET ADDRESS                               SIGNATURE

--------------------------      ----------------------------------------------
CITY      STATE       ZIP        TITLE IF SIGNING IN A REPRESENTATIVE CAPACITY

(     ) ____________________ DAYTIME PHONE NUMBER

         MAIL TO: AMERICAN NATIONAL BANKSHARES INC., P.O. BOX 191, DANVILLE, VIRGINIA 24543-0191

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14

Other expenses of issuance and distribution.

The following is an estimate of all expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities registered hereby:

Registration Fees                                                       $  1,697
Federal Taxes                                                                 --
State Taxes and Fees                                                       1,000
Trustees and Transfer Agents Fees                                             --
Costs of Printing and Engraving                                            1,000
Legal Fees                                                                15,500
Accounting Fees                                                            5,000
Engineering Fees                                                              --
                                                                          ------
                                                 TOTAL                   $24,197

The Company has not paid a premium on any policy obtained in connection with the offering and sale of the securities registered herein which insures or indemnifies directors or officers against any liabilities they may incur in connection with the registration, offering or sale of such securities.

ITEM 15

Indemnification of Directors and Officers.

         The Virginia Stock Corporation Act permits, and the registrant's Articles of Incorporation require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The registrant's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the registrant carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The registrant's Articles of Incorporation also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the registrant shall be liable to the registrant or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the registrant or brought by or on behalf of shareholders of the registrant, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

ITEM 16

Exhibits Filed Pursuant to Item 601 of Regulation S-K.

4.1      Articles of Incorporation, as amended (filed herewith)

4.2      Bylaws, as amended (filed herewith)

5        Opinion of Hunton & Williams (filed herewith)

23.1     Consent of Arthur Andersen LLP (filed herewith)

23.2     Consent of Hunton & Williams (included in Exhibit 5)

24       Power of Attorney (filed herewith)

99       American National Bankshares Inc. Dividend Reinvestment Plan
         (filed herewith)


ITEM 17

Undertakings Required by Item 512 of Regulation S-K.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danville, Commonwealth of Virginia, on August 19, 1997.

                              American National Bankshares Inc.
                                         (Registrant)


                              By:  /s/ Charles H. Majors
                                 --------------------------------
                                       Charles H. Majors
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August __, 1997. Each of the directors and/or officers of American National Bankshares Inc. whose signature appears below hereby appoints Charles H. Majors as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable American National Bankshares Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature                                             Title
---------                                             -----

/s/ Bill Barker, Jr.                                  Director
---------------------------------
Bill Barker, Jr.


/s/ Richard G. Barkhouser                             Director
---------------------------------
Richard G. Barkhouser


/s/ B. Carrington Bidgood                             Director
---------------------------------
B. Carrington Bidgood


/s/ Fred A. Blair                                     Director
---------------------------------
Fred A. Blair


/s/ Ben J. Davenport, Jr.                             Director
---------------------------------
Ben J. Davenport, Jr.


/s/ H. Dan Davis                                      Executive Vice President and Director
---------------------------------
H. Dan Davis



                                      II-4




/s/ Lester A. Hudson, Jr.                             Director
---------------------------------
Lester A. Hudson, Jr.


/s/ David Hyler                                       Senior Vice President, Chief Financial Officer,
---------------------------------
David Hyler                                           Secretary and Treasurer


/s/ E. Budge Kent, Jr.                                Senior Vice President, Assistant Secretary and
---------------------------------                     Director
E. Budge Kent, Jr.


                                                      Director
---------------------------------
Fred B. Leggett, Jr.


/s/ Charles H. Majors                                 President, Chief Executive Officer and Director
---------------------------------
Charles H. Majors


/s/ James A. Motley                                   Director
---------------------------------
James A. Motley


/s/ Claude B. Owen, Jr.                               Director
---------------------------------
Claude B. Owen, Jr.


                                                      Director
---------------------------------
Landon R. Wyatt, Jr.

                                  EXHIBIT INDEX


Exhibit                    Exhibit Index

4.1               Articles of Incorporation, as amended

4.2               Bylaws, as amended

5                 Opinion of Hunton & Williams

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Hunton & Williams (included in Exhibit 5)

24                Power of Attorney (located on signature page)

99                American National Bankshares Inc. Dividend Reinvestment Plan



                                      II-6